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                                                                    EXHIBIT 99.1

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                     INTERNATIONAL TECHNOLOGY CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON [     , MAY  ], 1998
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                     INTERNATIONAL TECHNOLOGY CORPORATION

  The undersigned constitutes and appoints ANTHONY J. DELUCA and JAMES G. KIRK, and each of them, attorneys-in-fact and proxies of the undersigned, to represent the undersigned and to vote all shares of capital stock of International Technology Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at [11:00 a.m.
Eastern time, on      , May  , 1998, at the DoubleTree Hotel, located at 1000
Penn Avenue, Pittsburgh, Pennsylvania 15222,] and at any and all adjournments or postponements thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY CARD. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND
                                                      ---
3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INTERNATIONAL TECHNOLOGY CORPORATION.

    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE
                               ENCLOSED ENVELOPE
                              (See reverse side)
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                                                                   Please mark
                                                                   your votes
                                                               [X]  as shown

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.


1. ISSUANCE OF COMMON STOCK PURSUANT TO THE        FOR    AGAINST  ABSTAIN
AGREEMENT AND PLAN OF MERGER, DATED AS OF          [_]     [_]       [_]
JANUARY 15, 1998, AMONG OHM CORPORATION,
INTERNATIONAL TECHNOLOGY CORPORATION AND
IT-OHIO, INC.


2. AMENDMENTS TO 1996 STOCK INCENTIVE PLAN TO      FOR    AGAINST  ABSTAIN
INCREASE THE NUMBER OF AUTHORIZED SHARES           [_]     [_]       [_]
ISSUABLE THEREUNDER AND TO CHANGE THE DATE
OF CERTAIN ANNUAL AUTOMATIC ADJUSTMENTS TO THE
AUTHORIZED NUMBER OF SHARES THEREUNDER.


3. AMENDMENT TO CERTIFICATE OF INCORPORATION       FOR    AGAINST  ABSTAIN
TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS.    [_]      [_]       [_]


4. IN THE DISCRETION OF THE
PROXYHOLDERS WITH RESPECT TO
ANY OTHER MATTER THAT MAY
PROPERLY COME BEFORE THE
SPECIAL MEETING AND AT ANY
ADJOURNMENTS OR
POSTPONEMENTS THEREOF. THE
BOARD OF DIRECTORS IS NOT
AWARE OF ANY OTHER MATTERS
THAT WILL BE PRESENTED AT THE
SPECIAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.


                            YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE.




                            Signature(s):
                                         --------------------------------------
                            Date:
                                 ----------------------------------------------

                            Signature(s):
                                         --------------------------------------
                            Date:
                                 ----------------------------------------------

                            NOTE: Please sign exactly as your name(s) appears on your stock certificate(s). If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed by a duly authorized officer of the partnership. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give ful l title as such.

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